EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2025

MIAMI, Nov. 24, 2025 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NYSE: PNNT) (the "Company") announced today financial results for the fourth quarter and fiscal year ended September 30, 2025.

HIGHLIGHTS
Year ended September 30, 2025
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)		$1,287.3
Net assets		$464.0
Net asset value per share		$7.11
Quarterly change in net asset value per share		(3.4)%

Credit Facility		$425.5
2026 Notes, net of unamortized deferred financing costs		$149.5
2026-2 Notes, net of unamortized deferred financing costs		$163.9
Regulatory debt to equity		1.60	x
Weighted average yield on debt investments		11.0%

	Quarter Ended	Year Ended
	September 30, 2025	September 30, 2025
Operating Results:
Net investment income	$9,832	$46,051
Net investment income per share	$0.15	$0.71
Core net investment income per share (2)	$0.15	$0.71
Distributions declared per share	$0.24	$0.96

Portfolio Activity:
Purchases of investments (3)	$186.4	$746.6
Sales and repayments of investments (3)	$61.4	$810.4

PSLF Portfolio data:
PSLF investment portfolio	$1,265.9	$1,265.9
Purchases of investments	$0.4	$546.1
Sales and repayments of investments	$65.0	$293.8
  Includes investments in PennantPark Senior Loan Fund, LLC ("PSLF"), an unconsolidated joint venture, totaling $207.8 million, at fair value.
  Core net investment income ("Core NII") is a non-GAAP financial measure. The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non-recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the quarter ended September 30, 2025, there were no one-time events resulting in $0.15 of Core NII. For the year ended September 30, 2025, Core NII excluded: i) $0.3 million of credit facility amendment cost, and ii) $0.1 million of incentive fee expense offset.
  Excludes U.S. Government Securities.

CONFERENCE CALL AT 12:00 P.M. EST ON NOVEMBER 25, 2025

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will also host a conference call at 12:00 p.m. (Eastern Time) on Tuesday, November 25, 2025 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 330-6710 approximately 5-10 minutes prior to the call. International callers should dial (646) 769-9200. All callers should reference conference ID #7198155 or PennantPark Investment Corporation. An archived replay will also be available on a webcast link located on the Quarterly Earnings page in the Investor section of PennantPark’s website.

PORTFOLIO AND INVESTMENT ACTIVITY

"The credit quality of our investment portfolio continues to perform well and we remain confident in the continued resilience of the portfolio, supported by our disciplined focus on the core middle market. Investments in the core middle market typically feature attractive credit spreads, lower leverage, and enhanced lender protections relative to the upper middle market." said Art Penn, Chief Executive Officer.  “We remain highly focused on creating realizations of our equity holdings and utilizing that capital to support our NII. We will continue to utilize our spillover income, which is estimated at 73 cents per share, to supplement shortfalls in our dividend coverage,” added Mr. Penn.

As of September 30, 2025, our portfolio totaled $1,287.3 million and consisted of $582.4 million or 45% of first lien secured debt, $124.8 million or 10% of U.S. Government Securities, $18.2 million or 1% of second lien secured debt, $201.2 million or 16% of subordinated debt (including $140.3 million or 11% in PSLF) and $360.7 million or 28% of preferred and common equity (including $67.5 million or 5% in PSLF). Our interest bearing debt portfolio consisted of 91% variable-rate investments and 9% fixed-rate investments. As of September 30, 2025, we had four portfolio companies on non-accrual, representing 1.3% and 0.1% percent of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $50.4 million as of September 30, 2025. Our overall portfolio consisted of 166 companies with an average investment size of $7.0 million (excluding U.S. Government Securities), had a weighted average yield on interest bearing debt investments of 11.0%.

As of September 30, 2024, our portfolio totaled $1,328.1 million and consisted of $667.9 million or 50% of first lien secured debt, $99.6 million or 8% of U.S. Government Securities, $67.2 million or 5% of second lien secured debt, $181.7 million or 14% of subordinated debt (including $115.9 million or 9% in PSLF) and $311.7 million or 23% of preferred and common equity (including $67.9 million or 5% in PSLF). Our interest bearing debt portfolio consisted of 94% variable-rate investments and 6% fixed-rate investments. As of September 30, 2024, we had two portfolio companies on non-accrual, representing 4.1% and 2.3% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $11.2 million as of September 30, 2024. Our overall portfolio consisted of 152 companies with an average investment size of $8.1 million (excluding U.S. Government Securities), had a weighted average yield on interest bearing debt investments of 12.3%.

For the three months ended September 30, 2025, we invested $186.4 million in nine new and 54 existing portfolio companies at a weighted average yield on debt investments of 9.3% (excluding U.S. Government Securities). For the three months ended September 30, 2025, sales and repayments of investments totaled $61.4 million (excluding U.S. Government Securities), including zero sales to PSLF. For the year ended September 30, 2025, we invested $746.6 million of investments in 28 new and 161 existing portfolio companies with a weighted average yield on debt investments of 10.2% (excluding U.S. Government Securities). Sales and repayments of investments for the same period totaled $810.4 million (excluding U.S. Government Securities), including $462.8 million of sales to PSLF.

For the three months ended September 30, 2024, we invested $191.9 million in 12 new and 44 existing portfolio companies at a weighted average yield on debt investments of 11.4% (excluding U.S. Government Securities). For the three months ended September 30, 2024, sales and repayments of investments totaled $175.3 million (excluding U.S. Government Securities), including $117.0 million of sales to PSLF. For the year ended September 30, 2024, we invested $774.6 million of investments in 41 new and 81 existing portfolio companies with a weighted average yield on debt investments of 11.7% (excluding U.S. Government Securities). Sales and repayments of investments for the same period totaled $555.4 million (excluding U.S. Government Securities), including $308.8 million of sales to PSLF.

PennantPark Senior Loan Fund, LLC

As of September 30, 2025, PSLF’s portfolio totaled $1,265.9 million, consisted of 109 companies with an average investment size of $11.6 million and had a weighted average yield interest bearing debt investments of 10.1%.

As of September 30, 2024, PSLF’s portfolio totaled $1,031.2 million, consisted of 102 companies with an average investment size of $10.1 million and had a weighted average yield on debt investments of 11.3%.

For the three months ended September 30, 2025, PSLF invested $0.4 million (including zero purchased from the Company) in zero new and one existing portfolio companies at a weighted average yield on debt investments of 13.2%. PSLF’s sales and repayments of investments for the same period totaled $65.0 million. For the year ended September 30, 2025, PSLF invested $546.1 million (of which $462.8 million was purchased from the Company) in 26 new and 57 existing portfolio companies with a weighted average yield on debt investments of 10.4%. PSLF’s sales and repayments of investments for the same period totaled $293.8 million.

For the three months ended September 30, 2024, PSLF invested $145.9 million (including $117.0 million purchased from the Company) in three new and seven existing portfolio companies at a weighted average yield on debt investments of 11.5%. PSLF’s sales and repayments of investments for the same period totaled $39.1 million. For the year ended September 30, 2024, PSLF invested $396.1 million (of which $308.8 million was purchased from the Company) in 20 new and 24 existing portfolio companies with a weighted average yield on debt investments of 11.8%. PSLF’s sales and repayments of investments for the same period totaled $172.9 million.

In July 2025, PSLF through its wholly-owned and consolidated subsidiary, PennantPark CLO VII, LLC (“CLO VII”) closed the partial refinancing of its $300 million debt securitization.  The $21.0 million of Class B Loans interest was decreased from SOFR plus 4.05% to SOFR plus 1.95%, the $24.0 million of Class C Loans interest was decreased from SOFR plus 4.70% to SOFR plus 2.30% and the $18.0 million of Class D Loans interest was decreased from SOFR plus 7.00% to SOFR plus 3.35%. As a result of this refinancing, the weighted average cost of capital went from SOFR plus 3.31% to SOFR plus 2.63%.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended and years ended September 30, 2025 and 2024.

Investment Income

For the three months and year ended September 30, 2025, investment income was $28.0 million and $122.4 million, respectively, which was attributable to $21.0 million and $89.8 million from first lien secured debt, $0.4 million and $3.8 million from second lien secured debt, $1.2 million and $4.4 million from subordinated debt and $5.4 million and $24.3 million from other investments, respectively. For the three months and year ended September 30, 2024, investment income was $36.5 million and $143.8 million, respectively, which was attributable to $27.2 million and $104.8 million from first lien secured debt, $2.2 million and $9.8 million from second lien secured debt, $1.1 million and $3.0 million from subordinated debt and $6.0 million and $26.2 million from other investments, respectively. The decrease in investment income compared to prior year was primarily due to a decrease in our total portfolio including a decrease in our weighted average yield on debt investment and a decrease in dividend income.

Expenses

For the three months and year ended September 30, 2025, expenses totaled $18.1 million and $76.3 million, respectively, and were comprised of $10.0 million and $41.6 million of debt related interest and expenses, $4.0 million and $16.2 million of base management fees, $2.1 million and $9.8 million of incentive fees, $1.3 million and $6.1 million of general and administrative expenses and $0.7 million and $2.6 million of provision for excise taxes. For the three months and year ended September 30, 2024, expenses totaled $22.0 million and $83.7 million, respectively, and were comprised of $12.3 million and $45.2 million of debt related interest and expenses, $4.3 million and $16.7 million of base management fees, $3.1 million and $12.7 million of incentive fees, $1.8 million and $6.6 million of general and administrative expenses and $0.7 million and $2.6 million of provision for excise taxes. The decrease in expenses over the prior year was primarily due to decrease in interest and expenses on debt and a decrease in incentive fees.

Net Investment Income

For the three months and year ended September 30, 2025, net investment income totaled $9.8 million and $46.1 million, or $0.15 per share and $0.71 per share, respectively. For the three months and year ended September 30, 2024, net investment income totaled $14.4 million and $60.1 million, or $0.22 per share and $0.92 per share, respectively. The decrease in net investment income was primarily due to a decrease in investment income and partially offset by a decrease in expenses.

Net Realized Gains or Losses

For the three months and year ended September 30, 2025, net realized gains (losses) totaled $(21.6) million and $(52.4) million, respectively. For the three months and year ended September 30, 2024, net realized gains (losses) totaled $2.5 million and $(33.6) million, respectively. The change in realized gains/losses was primarily due to changes in market conditions of our investments and the values at which they were realized and the fluctuations in the market and in the economy.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three months ended and year ended September 30, 2025, net change in unrealized appreciation (depreciation) on investments was $9.9 million and $39.2 million, respectively. For the three months ended and year ended September 30, 2024, net change in unrealized appreciation (depreciation) on investments was $4.3 million and $26.8 million, respectively. As of September 30, 2025 and 2024, our net unrealized appreciation (depreciation) on investments totaled $50.4 million and $11.2 million, respectively. The net change in unrealized appreciation on our investments for the year ended September 30, 2025 was primarily due to changes in the capital market conditions of our investments and the values at which they were realized and the fluctuation in the market and in the economy.

For the three months and year ended September 30, 2025, our Credit Facility had a net change in unrealized appreciation (depreciation) of $0.9 million and $(0.1) million, respectively. For the three months and year ended September 30, 2024, our Credit Facility had a net change in unrealized appreciation (depreciation) of $(2.8) million and $(4.4) million, respectively. As of September 30, 2025 and September 30, 2024, the net unrealized appreciation (depreciation) on the Credit Facility totaled $(1.0) million and $(1.1) million, respectively. The net change in unrealized appreciation (depreciation) for the year ended September 30, 2025 compared to the same periods in their prior periods was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

For the three months and year ended September 30, 2025, net increase (decrease) in net assets resulting from operations totaled $(1.0) million and $32.7 million, or $(0.01) per share and $0.50 per share, respectively. For the three months and year ended September 30, 2024, net increase (decrease) in net assets resulting from operations totaled $18.4 million and $48.9 million, or $0.28 per share and $0.75 per share, respectively. The decrease in net assets from operations for the year ended September 30, 2025 compared to the prior year was primarily due to lower net investment income was primarily driven by a decrease in investment income from a decrease in our total portfolio and decrease in our weighted average yield on debt.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of interest expense, fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of September 30, 2025 and 2024, we had $426.5 million and $461.5 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had a weighted average interest rate of 6.5% and 7.2%, respectively, exclusive of the fee on undrawn commitments. As of September 30, 2025 and 2024, we had $73.5 million and $13.5 million of unused borrowing capacity under the Truist Credit Facility, respectively, subject to leverage and borrowing base restrictions..

As of September 30, 2025 and 2024, we had cash and cash equivalents of $51.8 million and $49.9 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to allow us to effectively operate our business.

For the year ended September 30, 2025, our operating activities provided cash of $104.8 million and our financing activities used cash of $102.9 million. Our operating activities provided cash primarily from our investment activities and our financing activities used cash primarily from net repayments under our Truist Credit Facility and distributions to stockholders.

For the year ended September 30, 2024, our operating activities used cash of $172.4 million and our financing activities provided cash of $183.4 million. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from borrowings under our Truist Credit Facility.

DISTRIBUTIONS

During the three months and year ended September 30, 2025, we declared distributions of $0.24 and $0.96 per share, for total distributions of $15.7 million and $62.7 million, respectively. During the three months and year ended September 30, 2024, we declared distributions of $0.24 and $0.88 per share, for total distributions of $15.7 million and $57.4 million, respectively. We monitor available net income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its annual report on Form 10-K filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share data)

	September 30, 2025	September 30, 2024
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost—$853,416 and $916,168, respectively)	$857,415	$910,323
Non-controlled, affiliated investments (amortized cost—$36,561 and $56,734, respectively)	4,891	33,423
Controlled, affiliated investments (amortized cost—$346,911 and $343,970, respectively)	424,967	384,304
Total investments (amortized cost—$1,236,888 and $1,316,872, respectively)	1,287,273	1,328,050
Cash and cash equivalents (cost—$51,739 and $49,833, respectively)	51,783	49,861
Interest receivable	5,261	5,261
Distribution receivable	4,694	5,417
Due from affiliates	168	228
Prepaid expenses and other assets	375	269
Total assets	1,349,554	1,389,086
Liabilities
Truist Credit Facility payable, at fair value (cost—$426,456 and $461,456, respectively)	$425,477	460,361
2026 Notes payable (par— $150,000, unamortized deferred financing cost of $527 and $1,429, respectively)	149,473	148,571
2026 Notes-2 payable (par— $165,000, unamortized deferred financing cost of $1,067 and $1,920, respectively)	163,933	163,080
Payable for investment purchased	130,007	100,096
Interest payable on debt	6,281	6,406
Distributions payable	—	5,224
Accounts payable and accrued expenses	4,342	4,053
Base management fee payable	4,005	4,297
Incentive fee payable	2,086	3,057
Due to affiliate	—	33
Total liabilities	885,604	895,178
Commitments and contingencies
Net assets
Common stock, 65,296,094 and 65,296,094 shares issued and outstanding, respectively Par value $0.001 per share and 200,000,000 shares authorized	65	65
Paid-in capital in excess of par value	740,506	743,968
Accumulated deficit	(276,621)	(250,125)
Total net assets	$463,950	$493,908
Total liabilities and net assets	$1,349,554	$1,389,086
Net asset value per share	$7.11	$7.56

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Investment income:
From non-controlled, non-affiliated investments:
Interest	$13,940	$19,174	$60,351	$80,527
Payment-in-kind	1,668	3,047	6,222	5,140
Dividend income	365	577	1,931	2,869
Other income	461	913	1,780	3,508
From non-controlled, affiliated investments:
Payment-in-kind	—	—	—	347
From controlled, affiliated investments:
Interest	6,689	6,349	30,049	25,738
Payment-in-kind	368	1,600	1,546	4,084
Dividend income	4,463	4,840	20,471	21,605
Other income	—	—	27	—
Total investment income	27,954	36,500	122,377	143,818
Expenses:
Interest and expenses on debt	10,061	12,281	41,315	45,188
Base management fee	4,005	4,297	16,179	16,654
Incentive fee	2,086	3,057	9,768	12,741
General and administrative expenses	850	1,250	4,300	4,874
Administrative services expenses	450	500	1,850	1,689
Expenses before provision for taxes and financing costs	17,452	21,385	73,412	81,146
Provision for taxes on net investment income	670	700	2,590	2,602
Credit facility amendment and debt issuance costs	—	—	324	—
Net expenses	18,122	22,085	76,326	83,748
Net investment income	9,832	14,415	46,051	60,070
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments and debt:
Non-controlled, non-affiliated investments	235	1,610	(30,514)	1,166
Non-controlled and controlled, affiliated investments	(21,946)	475	(21,946)	(34,999)
Provision for taxes on realized gain on investments	76	363	26	186
Net realized gain (loss) on investments and debt	(21,635)	2,448	(52,434)	(33,647)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(2,732)	(5,483)	9,862	(20,895)
Non-controlled and controlled, affiliated investments	12,664	9,796	29,363	48,388
Provision for taxes on unrealized appreciation (depreciation) on investments	—	—	—	(680)
Debt appreciation (depreciation)	907	(2,807)	(116)	(4,385)
Net change in unrealized appreciation (depreciation) on investments and debt	10,839	1,506	39,109	22,428
Net realized and unrealized gain (loss) from investments and debt	(10,796)	3,954	(13,325)	(11,219)
Net increase (decrease) in net assets resulting from operations	$(964)	$18,369	$32,726	$48,851
Net increase (decrease) in net assets resulting from operations per common share	$(0.01)	$0.28	$0.50	$0.75
Net investment income per common share	$0.15	$0.22	$0.71	$0.92

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which primarily invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, managing approximately $10 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles, Amsterdam, and Zurich.

FORWARD-LOOKING STATEMENTS AND OTHER

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

Contact:	Richard T. Allorto, Jr.
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com